EXHIBIT 32.2

CERTIFICATION OF TREASURER AND CHIEF FINANCIAL OFFICER OF CHEMUNG
FINANCIAL CORPORATION PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES
EXCHANGE ACT OF 1934 AND 19 U.S.C. §1350.

The undersigned, the, Treasurer and Chief Financial Officer of Chemung Financial Corporation (the
"Corporation"), hereby certifies that, to his knowledge on the date hereof:

(a) the annual Report on Form 10-K of the Corporation for the period ended December 31, 2011, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

           /s/ John R. Battersby, Jr.
John R. Battersby, Jr.
Treasurer and Chief Financial Officer
March 28, 2012